EXHIBIT 10.1

$10,000,000

TERM LOAN AGREEMENT

VIGGLE INC.,

as Borrower

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Lender

DATE OF AGREEMENT:  March 11, 2013

i

Exhibits and Schedules

Exhibit 1.1	Form of Subordination Agreement
Exhibit 2.1(b)	Form of Notice of Advance
Exhibit 2.2(c)(i) and (c)(ii)	Form of Notice of Continuation/Conversion
Exhibit 2.6	Form of Promissory Note ($10,000,000)

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT, dated as of March 11, 2013, by and between VIGGLE INC., a corporation duly formed in the State of Delaware, as borrower (“Borrower”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as lender (“Lender”).

RECITALS:

WHEREAS, Borrower has requested term loans in the aggregate principal amount of up to Ten Million Dollars ($10,000,000); and

WHEREAS, as a condition to making the Loans to Borrower, Lender requires that Guarantor execute and deliver the Guaranty to Lender.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms.  For the purposes of this Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the Section or recital referred to:

“Affiliate” of any Person means any other Person that, directly or indirectly, Controls or is Controlled by, or is under common Control with, such Person.

“Agreement” means this Term Loan Agreement, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Applicable Margin” means: (a) with respect to any Prime Rate Advance, 1.75% per annum; and (b) with respect to any LIBOR Advance, 4.00% per annum.

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101, et seq.

“Borrower” is defined in the first paragraph hereof.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Advances, having the same Interest Period, made by Lender; “Borrowings” means the plural thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized to close under applicable Legal Requirements and, if such day relates to any LIBOR Advance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Capital Lease” means, as to any Person, any lease of any property by that Person as lessee which is accounted for as a capital lease on the balance sheet of that Person under GAAP.

“Change of Control” (a) (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than Permitted Holders, of Equity Interests representing more than thirty percent (30%) of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Borrower, and (ii) the ownership, directly or indirectly, beneficially or of record, by Permitted Holders of Equity Interests in Borrower representing in the aggregate a lesser percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Borrower than such Person or group; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by a majority of the board of directors of Borrower or Permitted Holders nor (ii) appointed by directors so nominated; (c) the cessation of ownership (directly or indirectly) by Borrower, free and clear of all Liens or other encumbrances, of 100% of the outstanding voting Equity Interests of its Subsidiaries on a fully diluted basis; (d) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of the assets of Borrower or any Subsidiary; or (e) any “change in/of control” or any comparable term under, and as defined in, any Subordinated Note or any other document evidencing Indebtedness of Borrower or any Subsidiary which gives the holder of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Legal Requirement; (b) any change in any Legal Requirement or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means March ___, 2013.

"Collateral Agent" means Robert F.X. Sillerman as collateral agent for the Subordinated Creditors and his successors in such capacity.

“Commitment Amount” means Ten Million Dollars ($10,000,000).

“Constituent Instruments” means, with respect to any Person, its:  (a) certificate of incorporation and by-laws, if a corporation; (b) certificate of limited partnership and agreement of limited partnership, if a limited partnership; (c) partnership agreement, if general partnership; (d) certificate of formation and operating agreement or comparable agreement, if a limited liability company; or (d) comparable instruments for any other type of entity, including, with respect to a trust, any agreement or instrument creating such trust.

“Control” means (including, with its correlative meanings, “Controlled by”, “Controlled” and “under common Control with”) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 2.2(c) hereof of one Type of Loans into another Type of Loans.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default Rate” means on any day the lesser of (a) with respect to any Borrowing, four percent (4.00%) per annum above the then applicable rate for such Borrowing, or (b) the Maximum Rate.

“Designated Account” means account no. 42941968 of Borrower maintained at Deutsche Bank Securities, Inc.

“Disposition” means (including, with its correlative meaning, “Dispose of”) any sale, lease, assignment, transfer or other disposition of any asset of Borrower or any Subsidiary; provided however, the term "Disposition" shall not include any distribution to users of Borrower's application points or the provision of rewards to users in exchange for such poits, in each case, in the ordinary course of Borrower's business.

“Dollars” and the sign “$” means lawful currency of the United States of America.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” is defined in Section 7.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Filings” means Borrower’s filings under the Exchange Act made prior to the date hereof.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder: (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by any jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which it conducts business; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located.

“Foreign Lender” means, with respect to Borrower, any Person who, pursuant to Section 8.12 hereof, becomes a lender hereunder and is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrower, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court wheresoever situated having jurisdiction over Borrower or Lender, or any of their respective businesses, operations, assets, or properties.

“Guarantor” means Robert F.X. Sillerman and his heirs, administrators, executors, successors and assigns.

“Guaranty” means that certain Springing Unconditional Guaranty dated as of the date hereof executed and delivered by Robert F.X. Sillerman to Lender, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contracts;

(d) all obligations of such Person to pay the deferred purchase price of property purchased or services rendered (other than trade accounts payable in the ordinary course of business) or to fund capital or make an investment in another Person;

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations of such Person pursuant to revolving credit agreements or similar arrangements (which obligations shall be deemed to equal the maximum aggregate principal amount of loans that may be made thereunder whether currently outstanding or undrawn and available);

(g) all Capital Leases; and

(h) all obligations of such Person in respect of any of the foregoing, and in respect of any guarantees or contingent or similar obligations in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” is defined in Section 8.5 hereof.

“Information” is defined in Section 8.17 hereof.

“Interest Payment Date” means: (a) as to any Prime Rate Advance, the last Business Day of each calendar month, or such earlier date as such Prime Rate Advance shall be required to be paid on demand hereunder, by acceleration or otherwise; (b) as to any LIBOR Advance: (i) the last day of the Interest Period for such LIBOR Advance; and (ii) such earlier date as such LIBOR Advance shall mature, by demand or otherwise; and (c) as to the Loans, the date of any prepayment made hereunder, as to the amount prepaid.

“Interest Period” means, with respect to any LIBOR Advance, a period commencing:

(a) on the date such LIBOR Advance becomes effective hereunder; or

(b) on the termination date of the immediately preceding Interest Period in the case of a continuation of a LIBOR Advance to a successive Interest Period as described in Section 2.2 hereof, and ending one (1) month thereafter; provided, however, that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) immediately above, end on the last Business Day of a calendar month; and

(iii) if the Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“IPO” means the initial public offering of the Equity Interests of any of Borrower’s Subsidiaries (or, in each case, any successor thereto) pursuant to a registration statement under the Securities Act.

“Legal Requirement” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, court orders, decrees, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lending Office” means the office of Lender at 345 Park Avenue, 14th Floor, New York, New York 10154, or such other office or offices as Lender may from time to time notify Borrower.

“LIBOR Advance” means a portion of the Loans designated hereunder by Borrower with respect to which the interest rate is calculated by reference to the LIBOR Rate for a particular Interest Period.

“LIBOR Conversion Date” is defined in Section 2.2(c)(i) hereof.

“LIBOR Rate” means, with respect to any LIBOR Advance, for any Interest Period, the offered rate for U.S. dollar deposits with a term equivalent to such Interest Period (or a period comparable to that Interest Period as determined by Lender in its sole discretion) displayed on the appropriate page of the Reuters Monitor Money Rates Service Screen (or such other service as may replace or supplement the Reuters Monitor Money Rates Service Screen for the purpose of providing quotations of interest rates applicable for deposits in U.S. dollars in the relevant interbank market) as of 11:00 a.m. London time, two (2) Business Days prior to commencement of such Interest Period; provided that, if on any such date, no such offered quotation appears or is otherwise available, the alternative rate of interest offered under this Agreement shall apply or, if no such rate is offered, the rate of interest shall be determined by Lender in its sole discretion.   In the event reserves are required to be maintained against Eurocurrency funding (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by law or regulations applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System), then the LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserves to a rate (rounded upwards to the nearest 1/16 of 1%) obtained by dividing the LIBOR Rate by a number equal to one minus the aggregate of the maximum reserve percentages (expressed as a decimal).  LIBOR Advances shall be deemed to constitute Eurocurrency funding.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Loans” means the term loans made hereunder to Borrower pursuant to Section 2.1 hereof.

“Loan Documents” means this Agreement, the Note, the Guaranty, the Subordination Agreements, and such other documents, agreements, consents, affidavits or instruments which have been or will be executed in connection with this Agreement or any such other agreement or instrument and any additional documents delivered in connection with this Agreement and the transactions contemplated hereunder, each as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, together with all attachments thereto.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower, any Subsidiary or Guarantor; (b) a material impairment of the ability of Borrower or Guarantor to perform its obligations under any Loan Document, including, without limitation, payment of the Obligations in accordance with the terms hereof; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or Guarantor or any other Person of any Loan Document to which such Person is a party.

“Maturity Date” means the earlier to occur of (i) September 10, 2013 or (ii) the date upon which Lender declares the Obligations due and payable after the occurrence and during the continuance of an Event of Default.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower or any Subsidiary in connection therewith net of (i) the reasonable direct costs relating thereto (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to Borrower), (iii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iv) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Disposition; and

(b)           with respect to any sale or issuance of Equity Interests or incurrence of Indebtedness, the aggregate cash proceeds received by Borrower or any Subsidiary in connection therewith, net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket costs, fees and expenses, in each case incurred in connection with such transaction.

“Note” means the Term Note, substantially in the form attached hereto as Exhibit 2.6, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified from time to time.

“Notice of Advance” is defined in Section 2.1(b) hereof and shall be substantially in the form of Exhibit 2.1(b) attached hereto.

“Notice of Continuation” is defined in Section 2.2(c)(i) hereof and shall be substantially in the form of Exhibit 2.2(c)(ii) attached hereto.

“Notice of Conversion” is defined in Section 2.2(c)(ii) hereof and shall be substantially in the form of Exhibit 2.2(c)(i) attached hereto.

“Obligations” means all present and future Indebtedness, obligations, and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof including, without limitation, the Loans, or any part thereof, arising pursuant to this Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Note, and all interest accruing thereon, and Attorney Costs incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of Borrower to Lender evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Patriot Act” means Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. No. 107-56 (2001), signed into law on October 26, 2001, as amended.

“Permitted Holders” means Robert F.X. Sillerman and his Affiliates.

“Permitted Indebtedness” means (a) Borrower’s Obligations hereunder, (b) the Indebtedness of Borrower due and owing to Sillerman under the Sillerman Note, (c) the Indebtedness of Borrower due and owing to Sillerman II under the Sillerman II Note solely to the extent the outstanding principal amount of such Indebtedness when added together with the outstanding principal amount of the Loans, does not exceed $25,000,000 and (d) any other Indebtedness of Borrower to any other Subordinated Creditor so long as (i) at least five (5) Business Days prior to the incurrence of such Indebtedness, Borrower delivers to Lender a copy of the Subordinated Note that will evidence such Indebtedness which Subordinated Note shall be in substantially the same form as the Sillerman Note, (ii) simultaneously with the incurrence of such Indebtedness, such Subordinated Creditor and Borrower execute a Subordination Agreement in favor of Lender substantially in the form of Exhibit 1.1 attached hereto and (iii) the outstanding principal amount of such Indebtedness, when added together with the outstanding principal amount of the Sillerman Note and any other Subordinated Note issued by Borrower to a Subordinated Creditor under this subsection (d), does not exceed $50,000,000.

“Permitted Liens” means  (i) Liens for taxes, assessments, levies, fees or other governmental charges either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material likelihood of the sale, forfeiture or loss of any assets or interference with the payment by Borrower and receipt and retention by Lender of amounts payable by Borrower to Lender; (ii) inchoate materialmen’s, mechanic’s, workmen’s, and repairmen’s Liens arising in the ordinary course of business; (iii) Liens in favor of the Collateral Agent pursuant to that certain Security Agreement dated as of the date hereof made by Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of Sillerman and the other holders of notes referenced therein; (iv) Liens in fabor of the Collateral Agent  pursuant to that certain Security Agreement dated as of the date hereof made by Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of Sillerman II; and (v) such other Liens that are designated by Lender to Borrower in writing from time to time and acceptable to Lender in its sole discretion.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, limited or general partnership, limited liability company, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Potential Default” means any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default.

“Prime Rate” means the prime lending rate as announced by Lender (or any affiliate of Lender if no such rate is announced by Lender) from time to time as its prime lending rate which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the effective date of each change in the prime lending rate so announced.

“Prime Rate Conversion Date” is defined in Section 2.2(c)(i) hereof.

“Prime Rate Advance” means a portion of the Loans designated hereunder by Borrower with respect to which the interest rate is calculated by reference to the Prime Rate for a particular Interest Period.

“Principal Obligation” means, at any time, the aggregate outstanding principal amount of the Loans at such time.

“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, the chairman, the chief financial officer, the treasurer, any vice president, the managing member, the general partner or the manager of such Person.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw & Hill Companies, Inc. and any successor thereto.

“SEC” means the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Sillerman” means Sillerman Investment Company LLC, a Delaware limited liability company.

“Sillerman Note” means that certain Secured Convertible Note dated the date hereof made by Borrower in favor of Sillerman in the original principal amount of $20,728,000, as may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Sillerman II” means Sillerman Investment Company II LLC, a Delaware limited liability company.

“Sillerman II Note” means that certain Amended and Restated Line of Credit Grid Note dated the date hereof made by Borrower in favor Sillerman II in the original principal amount of $25,000,000, as may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“Subordinated Creditors” means, collectively, Sillerman, Sillerman II and any other Person that executes a Subordination Agreement.

“Subordinated Notes” means, collectively, (a) the Sillerman Note, (b) the Sillerman II Note and (c) any other promissory note issued by Borrower to any other Subordinated Creditor, as each of the foregoing may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Subordination Agreements” means, collectively, (a) the Subordination Agreement dated as of the date hereof by and among Lender, Sillerman, Sillerman II and Robert F.X. Sillerman in his individual capacity and as collateral agent for certain Subordinated Creditors and (b) any other subordination agreement delivered and executed by any other Person in favor of Lender pursuant to subsection (d) of the definition of “Permitted Indebtedness”, as each may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other Equity Interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions (including, without limitation, puts, calls and covered calls), currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, the pre-settlement funding exposure thereunder from time to time determined by the Lender or any Affiliate of Lender that is the counter-party under such Swap Contract.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Type” means, when used in respect of any Loan or Borrowing, the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined (i.e., a Prime Rate Advance or LIBOR Advance).

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the above-defined meanings when used in the Note or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined in such other document.

(b) Defined terms used in the singular shall import the plural and vice versa.

(c) The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(d) Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(e) The term “including” is by way of example and not limitation.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3 Times of Day.  Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.

Section 1.4 Currency.  All calculations shall be in Dollars.

ARTICLE II
LOANS

Section 2.1 Loans; Requests for Advances.

(a) Subject to the terms and conditions set forth herein, Lender has agreed to make Loans to Borrower and Borrower has agreed to accept Loans from Lender.  The Loans shall be funded in one or more advances of funds to Borrower in accordance with the terms hereunder in an aggregate amount not to exceed the Commitment Amount.  Any principal amount of the Loans repaid or prepaid may not be reborrowed hereunder.

(b) Subject to the satisfaction or waiver in writing by Lender of the conditions set forth in Sections 6.1 and 6.2 hereof, Borrower shall have the right on any Business Day during the period commencing on the Closing Date and ending on the Maturity Date to borrow Loans from Lender in an aggregate principal amount together with all outstanding Loans, up to the Commitment Amount; provided, that a Loan borrowing shall be in a minimum amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.  In the case of any Loan requested by Borrower, at least two (2) Business Days (or such shorter period of time as to which Lender may agree) prior to the funding date for such Loan, Lender shall have received a Notice of Advance, substantially in the form attached hereto as Exhibit 2.1(b) (a “Notice of Advance”), duly completed and signed by a Responsible Officer of Borrower together with all of the information required to be included with such Notice of Advance.

Section 2.2 Conversions and Continuations of Borrowings.

(a) Request for Continuations and Conversions of Borrowings.  The Loans shall, at Borrower’s request as described herein, be available in multiple Borrowings bearing interest of different Types.  The Loans made on the Closing Date shall initially consist of a LIBOR Advance.

(b) Maximum Number of LIBOR Advances.  Notwithstanding anything to the contrary contained herein, Borrower shall not have the right to have more than three (3) LIBOR Advances in the aggregate outstanding hereunder at any one time during the term hereunder.

(c) Conversions and Continuations of Borrowings.

(i) Borrower shall have the right, with respect to: (A) any Prime Rate Advance, two (2) Business Days prior to the requested date of conversion (a “LIBOR Conversion Date”), to convert such Prime Rate Advance to a LIBOR Advance (provided, that, such Prime Rate Advance is equal to or in excess of Five Hundred Thousand Dollars ($500,000.00); and (B) any LIBOR Advance, on any Business Day (a “Prime Rate Conversion Date”), to convert such LIBOR Advance to a Prime Rate Advance (provided, however, that Borrower shall, on such Prime Rate Conversion Date, make the payments required by subparagraphs (f) and (g) of Section 2.8 hereof, if any); in either case, by giving Lender written notice substantially in the form of Exhibit 2.2(c)(i) attached hereto (a “Notice of Conversion”) of such selection no later than 11:00 a.m. at least: (x) two (2) Business Days prior to such LIBOR Conversion Date; or (y) one (1) Business Day prior to such Prime Rate Conversion Date.  Each Notice of Conversion shall be irrevocable and effective upon notification thereof to Lender.

(ii) No later than 11:00 a.m. at least (x) two (2) Business Days prior to the termination of an Interest Period related to a LIBOR Advance, Borrower shall give Lender written notice in substantially the form of Exhibit 2.2(c)(ii) attached hereto (the “Notice of Continuation”) whether it desires to continue such LIBOR Advance. Each Notice of Continuation shall be irrevocable and effective upon notification thereof to Lender.

(iii) Except as otherwise provided herein, a LIBOR Advance may be continued or converted only on the last day of an Interest Period for such LIBOR Advance.

Section 2.3 Minimum Amounts.  Each conversion to or continuation of LIBOR Advances shall be in a principal amount that is an integral multiple of $100,000.00 and not less than $500,000.00, and each conversion to or continuation of Prime Rate Advances shall be in an amount that is an integral multiple of $100,000.00 and not less than $100,000.00; provided, however, that a Prime Rate Advance may be in an aggregate amount that is equal to the portion of the Loans which is not a LIBOR Advance.

Section 2.4 Funding.  Provided that all conditions set forth in Sections 6.1 and 6.2 hereof have been satisfied, Lender, at Borrower’s expense, shall deliver the proceeds of the initial Loans on the Closing Date in immediately available funds to an account designated by Borrower.

Section 2.5 Interest; Payment of Interest.

(a) Interest Rate; Interest Payment Dates.  Subject to the provisions of subparagraph (b) of this Section 2.5: (i) each LIBOR Advance shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin; and (ii) each Prime Rate Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin.  Accrued and unpaid interest (A) on the Loans shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date, and (B) on any obligation of Borrower hereunder on which Borrower is in default shall be due and payable at any time and from time to time following such default upon demand by Lender.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.  All such interest payments  when due shall be automatically debited from the Designated Account.

(b) Default Interest.  If any principal of, or interest on, the Loans is not paid when due, then (in lieu of the interest rate provided in Section 2.5(a) hereof) such past due principal and interest on the Loans shall bear interest at the Default Rate, from the date it was due to, but excluding, the date it is paid.  If any other Event of Default hereunder shall occur, then (in lieu of the interest rate provided in Section 2.5(a) hereof) the principal amount of the Loans shall bear interest at the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived.

(c) Determination of Rate.  Each change in the rate of interest for any Advance shall become effective, without prior notice to Borrower, automatically as of the opening of business of Lender on the date of said change.  Lender shall promptly notify Borrower of the interest rate applicable to LIBOR Advances upon determination of such interest rate.  The determination of the LIBOR Rate by Lender shall be conclusive in the absence of manifest error.  At any time that Prime Rate Advances are outstanding, Lender shall notify Borrower of any change in Lender’s Prime Rate promptly following the public announcement of such change.

(d) Timing of Interest.  Interest on the Loans and any portion thereof shall commence to accrue in accordance with the terms of this Agreement and the other Loan Documents as of the date of the disbursal of the Loans by Lender, consistent with the provisions of this Section 2.5, notwithstanding whether Borrower received the benefit of the Loans as of such date and even if the Loans are held in escrow pursuant to the terms of any escrow arrangement or agreement.  With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Lender.

(e) No Setoff, Deductions, etc.  All payments hereunder shall be made without any deduction, abatement, set-off or counterclaim whatsoever, the rights to which are specifically waived by Borrower.

Section 2.6 Note.  The Loans to be made by Lender to Borrower hereunder shall be evidenced by the Note.  The Note shall: (a)  on the Closing Date, be in a maximum principal amount equal to $10,000,000; (b) be payable to the order of Lender at the Lending Office; (c) bear interest in accordance with Section 2.5 hereof; (d) be in substantially the form of Exhibit 2.6 (with blanks appropriately completed in conformity herewith); and (e) be made by Borrower.

Section 2.7 Maturity Date; Payment of Obligations.  The principal amount of the Loans outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, together with all other charges, fees, expenses and other sums due and owing hereunder and under any other Loan Document.

Section 2.8 Payments; Voluntary and Mandatory Prepayments; Breakage.

(a) Payments.  The entire unpaid principal amount of the Loans shall be due and payable by Borrower to Lender on the Maturity Date as required under Section 2.7 hereof.  All payments of principal of, and interest on, the Obligations under this Agreement by Borrower to or for the account of Lender shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by Borrower.  Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Lender at Lending Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date such payment is due.  Funds received after 11:00 a.m. shall be treated for all purposes as having been received by Lender on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue.  If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.  All payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against all costs, expenses and other fees (including Attorney Costs) arising under the terms hereof; (b) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (c) third, against all principal due and owing on the Obligations as of the date of such payment; and (d) fourth, to all other amounts constituting any portion of the Obligations.

(b) Voluntary Prepayments.  Borrower may, upon written notice to Lender, at any time or from time to time, voluntarily prepay the Loans in whole or in part without premium or penalty; provided that: (a) such notice must be received by Lender not later than 11:00 a.m.: (i) two (2) Business Days prior to any date of prepayment of a LIBOR Advance; and (ii) on the date of prepayment of a Prime Rate Advance; (b) any prepayment of a LIBOR Advance shall be in a principal amount of $250,000.00 or a whole multiple of $100,000.00 in excess thereof; and (c) any prepayment of a Prime Rate Advance shall be in a principal amount of $250,000.00 or a whole multiple of $100,000.00 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment.  If such written notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBOR Advance shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to subparagraph (g) of this Section 2.8.

(c) Mandatory Prepayments.

(i) Borrower shall immediately prepay the Loans upon the receipt by Borrower or any of its Subsidiaries of Net Cash Proceeds from (i) the incurrence of any Indebtedness by Borrower or any of its Subsidiaries (other than Indebtedness incurred under the Subordinated Notes) in an amount equal to such Net Cash Proceeds and (ii) an IPO or the issuance of Equity Interests by Borrower or any of its Subsidiaries after the Closing Date (other than Net Cash Proceeds received from the issuance or sale of any Equity Interests under any stock option or employee incentive plans) in an amount equal to such Net Cash Proceeds.

(ii) Borrower shall immediately prepay the Loans upon the receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds from any Disposition in an amount equal to such Net Cash Proceeds to the extent such Net Cash Proceeds in any such Disposition exceed $500,000 in the aggregate.

(d) Interest Rate Not Ascertainable, etc.  In the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) that on any date for determining the LIBOR Rate, by reason of changes affecting the London interbank market, or Lender's position therein, (a) deposits in U.S. dollars are not being offered to banks in the relevant interbank market for the applicable Interest Period of any LIBOR Advance or (b) adequate and fair means do not exist for ascertaining the LIBOR Rate, then in such event, Lender shall give telephonic or written notice to Borrower of such determination.  Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, Lender shall not be required to make or maintain a LIBOR Advance and the alternative rate of interest offered under this Note shall apply or, if no such rate is offered, the rate of interest shall be determined by Lender in its sole discretion.

(e) Illegality.  In the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) at any time that compliance by Lender in good faith with any applicable law, rule, regulation or order, or any request, guideline or directive (whether or not having the force of law) of any Governmental Authority, prohibits or restrains the making or continuance of any LIBOR Advance, then, in any such event, Lender shall give prompt telephonic notice to Borrower of such determination, whereupon: (i) Borrower’s right to request a LIBOR Advance shall be immediately suspended, and (ii) that portion of the Loans bearing interest based on the LIBOR Rate shall automatically and immediately convert to a Prime Rate Advance, and shall be subject to subparagraph (g) of this Section 2.8.

(f) Increased Costs.  If, by reason of the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements or regulations regarding capital adequacy) in or in the interpretation of any Legal Requirement, or the compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority exercising supervisory authority over Lender or its holding company or their activities (whether or not having the force of law), (i) Lender or its holding company or Lending Office shall be subject to any tax, duty or other charge with respect to any portion of the Loans, or the basis of taxation of payments to Lender or its holding company or Lending Office of the principal of or interest on any portion of the Loans shall change (except for changes in the rate of tax on the overall net income of Lender or its holding company or Lending Office, imposed by the jurisdiction in which Lender’s principal office or its holding company’s principal office or its Lending Office is located); (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, deposit insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or its Lending Office shall be imposed or deemed applicable or any other condition affecting any portion of the Loans shall be imposed on Lender or its Lending Office or the secondary Eurodollar market; or (iii) Lender or its holding company or Lending Office is required to increase the amount of capital required to be maintained or the rate of return on capital to Lender, or its holding company or Lending Office, is reduced, and as a result of any of the foregoing there shall be any increase in the cost to Lender of making, funding or maintaining any portion of the Loans, or there shall be a reduction in the amount received or receivable by Lender or its holding company or Lending Office, or in the rate of return to Lender or its holding company or Lending Office, then Borrower shall from time to time, upon written notice from and demand by Lender pay to Lender within five (5) Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate Lender against such increased cost or diminished return (but provided that Lender is also charging such additional amounts to other borrowers similarly situated as Borrower).  A certificate as to the amount required to compensate Lender, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.  The provisions of this Section shall survive repayment of the Loans and cancellation of this Agreement.  Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

(g) Loss Compensation.  Borrower shall compensate Lender, upon its written request (which request shall, absent manifest error, be final, conclusive and binding upon Borrower), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by Lender on funds borrowed by it to make or carry any LIBOR Advance to the extent not recovered by Lender in connection with the re-employment of such funds), which Lender may sustain: (i) if for any reason a conversion to a LIBOR Advance does not occur on the date specified therefore in the relevant Notice of Continuation or Conversion, as the case may be, or (ii) if any repayment (or conversion) of a LIBOR Advance occurs on a date which is not the last day of the then current Interest Period whether, in the case of repayment, such repayment is voluntary or occurs for any other reason including demand, or whether, in the case of conversion, such conversion occurs for any reason specified in subparagraph (d) or (e) of this Section 2.8.  The provisions of this Section 2.8(g) shall survive repayment of the Loans and the cancellation of this Agreement.

Section 2.9 Lending Office.  Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any LIBOR Advance; (b) designate its principal office or a branch, subsidiary or Affiliate as its Lending Office (and the office to whose accounts payments are to be credited) for any Prime Rate Advance and (c) change its Lending Office from time to time by notice to Borrower.  In such event, Lender shall continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate.  Lender shall be entitled to fund all or any portion of the Loans in any manner it deems appropriate, consistent with the provisions Section 2.4 hereof.

Section 2.10 Ranking of Loans, Scope of Recourse.

(a) Priority Obligations.  The Obligations of Borrower shall be senior obligations of Borrower which Borrower hereby agrees to repay upon the terms and conditions set forth herein and in the other Loan Documents.  Nothing contained herein or in any other Loan Document shall be deemed to be a release, waiver, discharge or impairment of this Agreement or such other Loan Documents, or shall preclude Lender from seeking to exercise its rights hereunder.

(b) Guaranty.  The Obligations of Borrower are guaranteed by Guarantor pursuant to the Guaranty.

Section 2.11 Use of Proceeds.  The proceeds of the Loans shall be used by Borrower solely for working capital and other general corporate purposes.  Lender shall have no liability, obligation, or responsibility whatsoever with respect to Borrower’s use of the proceeds of the Loans.

Section 2.12 Computation of Interest and Fees.  All computations of interest with respect to the Loans shall be made by Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) in the Interest Period for which such interest is payable; provided, however, that if such computation shall cause the amount of interest payable hereunder to exceed the Maximum Rate, all computations of interest shall be made upon the basis of a year of 365 or 366 days, as applicable.  Computations of fees hereunder shall be made by Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) for the period calculated.

Section 2.13 Taxes.

(a) Payments Free of Taxes.  Any and all payments by or on account of any Obligation hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrower.  Without limiting the provisions of subparagraph (a) immediately above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrower.  Borrower shall indemnify Lender, immediately upon demand therefore, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (except to the extent such penalties and interest have arisen as a result of Lender’s failure to pay such amounts in a timely manner).  A certificate as to the amount of such payment or liability delivered to Borrower by Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) Tax Forms.  Any assignee hereunder of Lender shall deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such assignee becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, but only if such assignee is legally entitled to do so), whichever of the following is applicable (it being understood and agreed that if Lender or its assignee is not a United States Person and fails to provide any such form as follows, Borrower shall not be required to make the increased payments):

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI or Form W-9;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code: (i) a certificate to the effect that such Foreign Lender is not: (1) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code; (2) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code; or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code; and (ii) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

The parties hereto understand and agree that the tax forms required to be provided by a Foreign Lender pursuant to this subparagraph (e) of this Section 2.14 shall establish a complete exemption from United States federal withholding tax with respect to payments required to be made hereunder by Borrower that is resident for tax purposes in the United States.

(f) Treatment of Certain Refunds.  If Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

Section 2.14 Absolute Liability of Borrower.  The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other Person.  Furthermore, Borrower covenants and agrees that their agreement to be liable hereunder is made notwithstanding the fact that Borrower may not receive any of the proceeds of any Loans hereunder.

Section 2.15 Fees.  Borrower shall pay to Lender, on the Closing Date, a facility fee equal to $150,000. Such fee shall be deemed fully earned on the Closing Date and non-refundable, notwithstanding whether Borrower shall ever receive the proceeds of any Loans hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loans hereunder, Borrower represents and warrants to Lender that:

Section 3.1 Organization, Power and Authority.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware; has full power and authority and legal right and all governmental licenses, consents, and approvals necessary to own and operate its properties and carry on its business as now conducted; and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, in each case with such exceptions as would not have a material adverse effect on the business, financial condition or operations of Borrower or the ability of Borrower to perform its Obligations hereunder.

Section 3.2 Company Action.  Borrower has all necessary or other power and authority to execute, deliver and perform this Agreement and the Loan Documents to which it is a party, and to perform all obligations arising or created under this Agreement and the Loan Documents to which it is a party; the execution, delivery and performance by Borrower of this Agreement and the Loan Documents to which it is a party, and all obligations arising or created under this Agreement and the Loan Documents to which it is a party, have been duly authorized by all necessary and appropriate corporate or other action on its part; and this Agreement and the Loan Documents to which it is a party have each been duly and validly executed and delivered by Borrower.

Section 3.3 Legal Right.  Borrower has all requisite legal right (a) to execute and deliver this Agreement and the Loan Documents applicable to Borrower, together with all other documents contemplated herein to be executed by Borrower, and to consummate the transactions and perform the Obligations hereunder and thereunder, and (b) to own Borrower’s properties and assets.

Section 3.4 No Conflicts or Consents; Compliance with Legal Requirements.  None of the execution and delivery of this Agreement or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with (a) any provision of any of Borrower’s Constituent Instruments, (b) any Legal Requirement to which Borrower is subject or any judgment, license, order, or permit applicable to Borrower or (c) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject.  No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or the Loan Documents applicable to Borrower or to consummate the transactions contemplated hereby or thereby.

Section 3.5 Enforceable Obligations.  This Agreement and the other Loan Documents to which a Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to Debtor Relief Laws and general principles of equity.

Section 3.6 Financial Statements.  The financial statements of Borrower dated as of December 31, 2012 (which include a balance sheet, income and expense statement and statement of contingent liabilities), have heretofore been delivered to Lender and are true and correct in all material respects, fairly present the financial condition of Borrower as of the date thereof, and no material adverse change has occurred in the financial condition of Borrower since the date thereof.

Section 3.7 No Untrue Statement; Absence of Undisclosed Liabilities.

(a) No Untrue Statement.  Neither this Agreement nor any other document, certificate or statement furnished to Lender by Borrower, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete. No representation or warranty of Borrower contained herein or made hereunder and no report, statement, certificate, schedule or other document furnished or to be furnished by Borrower in connection with the transactions contemplated by this Agreement and any Loan Document contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make any statements contained therein, in light of the circumstances under which it is made, not misleading; each representation and warranty shall remain true and correct in all material respects to the extent required under this Agreement, the Loan Documents or this Agreement.

(b) Absence of Undisclosed Liabilities.  Borrower has no liabilities or obligations, either accrued, absolute, contingent or otherwise, other than (i) the Obligations, and (ii) the liabilities and obligations set forth in Borrower’s financial statements previously delivered to Lender as described in Section 3.6 hereof.

Section 3.8 No Litigation.  There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower, threatened, against Borrower or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect.

Section 3.9 Taxes.  Subject to any right of extension, all federal and material state and local tax returns required to be filed by Borrower or any Subsidiary in any jurisdiction have been filed and all taxes, assessments, fees, and other governmental charges upon Borrower or any Subsidiary or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon.  There is no proposed tax assessment against Borrower or any Subsidiary or any basis for such assessment which is material and is not being contested in good faith.

Section 3.10 Chief Executive Office; Records.  The chief executive office of Borrower and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been and will continue to be at Borrower’s office at 902 Broadway, 11th Floor, New York, New York 10010 (unless Borrower notifies Lender in writing promptly following the date of such change).  Borrower’s federal taxpayer’s identification number is 33-0637631.

Section 3.11 Compliance with Legal Requirements.  To the best of Borrower’s knowledge, Borrower and each Subsidiary are in compliance in all material respects with all Legal Requirements which are applicable to Borrower and such Subsidiary or their assets or properties.  The transactions described in the Loan Documents shall be pursuant to the provisions of all applicable Legal Requirements and will not conflict with such Legal Requirements.

Section 3.12 Anti-money Laundering.  Neither Borrower nor any Subsidiary is a person (a) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 3.13 Foreign Trade Regulations.  Neither Borrower nor any Subsidiary is (a) a person included within the definition of “designated foreign country” or “national” of a “designated foreign country” in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

Section 3.14 Solvency.  Borrower has not entered into the transactions hereunder or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and has received reasonably equivalent value in exchange for its obligations hereunder and under the Loan Documents.  On the date of each Loan and after and giving effect to such Loan and the disbursement of the proceeds of such Loan pursuant to Borrower’s instructions, Borrower is and will be Solvent.

Section 3.15 No Setoff.  There exists no right of setoff, deduction or counterclaim on the part of Borrower against Lender or any of Lender’s Affiliates.

ARTICLE IV
AFFIRMATIVE COVENANTS

So long as any portion of the Loans remains outstanding hereunder, and until payment in full of the Obligations under this Agreement and the other Loan Documents, Borrower agrees that, unless Lender shall otherwise consent in writing:

Section 4.1 Reports and Notices; Access.  Borrower covenants and agrees that Borrower and its Subsidiaries (i) shall keep and maintain complete and accurate books and records, and (ii) shall permit Lender and any authorized representatives of Lender to have access to and to inspect and examine (and to take notes with respect to) the books and records, any and all accounts, data and other documents of Borrower and its Subsidiaries at all reasonable times upon the giving of reasonable notice of such intent.  Borrower shall also provide to Lender, within ten (10) days of Lender’s request therefor, such financial statements and evidence of expenses and earnings as are kept by Borrower and its Subsidiaries and other documentation and information of Borrower as Lender may reasonably request.  Furthermore, Lender shall have the right, at any time and from time to time to audit the books and records of Borrower and its Subsidiaries.  In the event that Lender audits any such books and records, Lender shall have the right, in its sole discretion, to choose the auditor.  Borrower shall be obligated to pay for the reasonable cost of any such audit.  In addition, Borrower shall deliver to Lender the following:

(a) SEC Reports.  Promptly after the same become publicly available, copies of all annual, regular, special and periodic reports, proxy statements and registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) filed by Borrower or any Subsidiary with the SEC or with any national securities exchange.

(b) Commencement of Certain Actions.  Promptly after the commencement thereof, written notice of any action or proceeding relating to Borrower, any Subsidiary or Guarantor by or before any court, governmental agency or arbitral tribunal as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would have a Material Adverse Effect.

(c) Additional Information.  Such other information relating to Borrower, its Subsidiaries and Guarantor, as Lender may from time to time reasonably request.

Section 4.2 Insurance.  Borrower shall, and shall cause each Subsidiary to, maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types with such insurers (rated A- or higher by AM Best) as are customarily carried by companies similar in size and nature.

Section 4.3 Payment of Taxes.  Borrower shall, and shall cause each Subsidiary to, pay and discharge all Taxes imposed upon Borrower and such Subsidiary, upon its income or profits, or upon any property belonging to Borrower and such Subsidiary before delinquent, if such failure would have a Material Adverse Effect; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such Tax if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefore have been established as determined by Lender in its reasonable discretion.

Section 4.4 Maintenance of Existence and Rights; Ownership.  Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence as a corporation, limited liability company or limited partnership, as applicable, in its state of organization and all of its privileges and rights in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which would have a Material Adverse Effect.

Section 4.5 Notices.  Borrower shall provide to Lender as soon as possible, and in any event within three (3) Business Days after the receipt of actual knowledge of the occurrence of a Potential Default or Event of Default continuing on the date of such statement, a statement of Borrower setting forth the details of such Potential Default or Event of Default, and the action which Borrower proposes to take with respect thereto.  Borrower shall also provide to Lender promptly after any of them receives actual knowledge of the commencement thereof, notice of (i) any change to Borrower, any Subsidiary or Guarantor that would have a Material Adverse Effect, or (ii) any action or proceeding relating to Borrower, any Subsidiary or Guarantor by or before any court, governmental agency or arbitral tribunal as to which, if adversely determined, would result in a Material Adverse Effect.  Additionally, Borrower shall, promptly upon receipt of actual knowledge thereof, notify Lender of any of the following events that would reasonably be expected to result in a Material Adverse Effect: (i) any default under any material agreement, contract, or other instrument to which Borrower, any Subsidiary or Guarantor or any of Borrower’s, any Subsidiary’s or Guarantor’s properties is a party or by which any of Borrower’s, any Subsidiary’s or Guarantor’s properties are bound and which remains uncured beyond the expiration of the applicable grace period, if any, or any acceleration of the maturity of any Indebtedness owing by Borrower, any Subsidiary or Guarantor; and (ii) any uninsured claim against or affecting Borrower, any Subsidiary, Guarantor or any of Borrower’s, any Subsidiary’s or Guarantor’s properties.

Section 4.6 Compliance with Law.  Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all material Legal Requirements applicable to Borrower and such Subsidiary.

Section 4.7 Authorizations and Approvals.  Borrower shall promptly obtain, from time to time at Borrower’s own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable Borrower to comply in all material respects with Borrower’s Obligations.

Section 4.8 Listing.  Borrower shall maintain the quotation of its common stock on the OTC Bulletin Board and shall comply in all material respects with Borrower’s reporting, filing and other obligations with the SEC.

ARTICLE V
NEGATIVE COVENANTS

So long as any portion of the Loans remains outstanding hereunder, and until payment and performance in full of the Obligations under this Agreement and the other Loan Documents, Borrower agrees that, without the prior express written consent of Lender in its sole and absolute discretion:

Section 5.1 Indebtedness.  Borrower shall not, nor shall it permit any Subsidiary to, incur any Indebtedness, except for Permitted Indebtedness.

Section 5.2 Liens.  Borrower shall not, nor shall it permit any Subsidiary to, create or suffer to exist any Lien, or cause any other Person to create or suffer to exist any Lien, upon any of its assets other than Permitted Liens.

Section 5.3 Restricted Payments.  Borrower shall not, nor shall it permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, or purchase, redeem or otherwise acquire for value any of its Equity Interests, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, except that (a) Subsidiaries may make Distributions to Borrower and (b) Borrower may exchange any of its issued and outstanding Equity Interests for Subordinated Notes.

Section 5.4 Mergers or Dispositions.  Borrower shall not, nor shall it permit any Subsidiary to, liquidate, dissolve, terminate or otherwise cease its operations, merge into, or consolidate with, any other Person, or Dispose of any of its assets to any other Person, except that (a) any Person may merge or consolidate with and into Borrower so long as Borrower is the surviving corporation and no Change of Control occurs as a result of such merger or consolidation and (b) subject to Section 2.8(c)(ii) hereof, Borrower may Dispose any of its assets to any other Person so long as the sales price is at least equal to the fair market value of the assets sold and the consideration received by Borrower consists of cash and/or cash equivalents.

Section 5.5 Constituent Instruments.  Borrower shall not, nor shall it permit any Subsidiary to, change the organizational structure of Borrower or such Subsidiary or otherwise materially change, materially amend or materially modify any of the Constituent Instruments of Borrower or such Subsidiary.

Section 5.6 Sale and Leaseback Transactions.  Borrower shall not, nor shall it permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by Borrower or such Subsidiary of real or personal property which has been or is to be sold or transferred by Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or such Subsidiary, as the case may be.

Section 5.7 Affiliate Transactions.  Except as disclosed in the Exchange Act Filings, Borrower shall not, nor shall it permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary or such Affiliate than would obtain in a comparable arm's length transaction with a Person not an Affiliate; and, enter into any management, operational or other similar type of contract, agreement or other arrangement in connection with Borrower or such Subsidiary, without the prior written consent of Lender, or enter into any modification or amendment to any such contract, agreement or other arrangement not approved by Lender in accordance with this Section 5.7.

Section 5.8 Payments under Subordinated Notes.  Borrower shall not make any payment of principal, interest or fees to Subordinated Creditors under the Subordinated Notes, except as permitted pursuant to the terms of the Subordination Agreements.

Section 5.9 Amendment to Certain Documents.  Borrower shall not, nor shall it permit any Subsidiary to, enter into any amendment, waiver or modification of any material contract or agreement to which Borrower or such Subsidiary is a party, except that Borrower may amend or modify any Subordinated Note so long as such amendment or modification does not contradict or violate the terms of the Subordination Agreement applicable thereto.

ARTICLE VI
CONDITIONS PRECEDENT TO LOANS

Section 6.1 Conditions to Initial Advance of the Loans.  The obligation of Lender to make the initial Loans hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) Agreement.  Lender shall have received this Agreement duly executed and delivered by Borrower.

(b) Note.  Lender shall have received the Note, drawn to the order of Lender, duly executed and delivered by Borrower.

(c) Guaranty.  Lender shall have received the Guaranty duly executed and delivered by Guarantor.

(d) Subordination Agreement.  Lender shall have received a Subordination Agreement duly executed and delivered by Borrower, Sillerman, Sillerman II and Robert F.X. Sillerman in his individual capacity and as collateral agent for certain Subordinated Creditors and Borrower.

(e) Opinion.  Lender shall have received the legal opinion from the general counsel of Borrower, in form and substance satisfactory to Lender.

(f) Performance and Compliance.  Borrower and Guarantor shall have performed and complied with all agreements and conditions in this Agreement and the Loan Documents which are required to be performed or complied with by Borrower and Guarantor, as the case may be, on or prior to the Closing Date.

(g) Bank and Brokerage Statements.  Lender shall have received copies of Guarantor’s most recent bank and brokerage statements evidencing, on a combined basis, Unencumbered Liquid Assets (as defined in the Guaranty) maintained at Lender and/or Affiliates of Lender of not less than Ten Million Dollars ($10,000,000).

(h) Fees; Costs and Expenses.  Lender shall have received payment of all fees and expenses of Lender in connection with the Loans and other amounts due and payable by Borrower on or prior to the date hereof, including Lender’s facility fee of $150,000 and reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the Attorney Costs of Lender’s counsel, Loeb & Loeb LLP.

(i) Other Approvals and Documents.  Lender shall have received such other approvals, certificates, instruments and documents as it may have reasonably requested from Borrower.

Section 6.2 Conditions to Each Advance of the Loans.  Lender shall not be required to make any Loan (including the initial Loans) hereunder unless:

(a) Representations and Warranties.  All of the representations and warranties of Borrower and Guarantor herein or in any other Loan Document are and will be true and correct in all material respects both immediately before and after giving effect to such Loan, except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) Notice of Advance.  Borrower executes and delivers to Lender a Notice of Advance pursuant to Section 2.1(b) hereof with respect to such Loan.

(c) Default.  No Event of Default or Potential Default shall have occurred and be continuing both immediately before and after giving effect to such Loan.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.1 Events of Default.  An Event of Default shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:

(a) Failure to Pay.  Borrower shall fail to pay when due: (i) any principal of the Obligations; or (ii) any fee, interest on the Obligations, expense, or other payment required hereunder;

(b) Failure to Perform Certain Acts.  Borrower shall fail to perform or observe any of the terms, covenants, conditions or provisions of Sections 4.2, 4.3, 4.4 and 4.6 and Article V hereof;

(c) Failure to Perform Generally.  Borrower shall fail to perform or observe any other covenant, agreement or provision to be performed or observed under this Agreement or any other Loan Document applicable to it, and such failure shall not be rectified or cured to Lender’s satisfaction within thirty (30) days after written notice thereof by Lender to Borrower;

(d) Misrepresentation.  Any representation or warranty of Borrower in any Loan Document or any amendment to any thereof shall prove to have been false or misleading in any material respect at the time made or intended to be effective;

(e) Cross-Defaults, etc.  Borrower, any Subsidiary or Guarantor shall (i) default in any payment of Indebtedness to Lender or any Affiliate of Lender (excluding any such payment which is specifically governed by subparagraph (a) above of this Section 7.1), any payment of Indebtedness to any Subordinated Creditor or any payment of other Indebtedness in excess of $500,000 payable to any other Person, in each case, beyond any period of grace or forbearance provided with respect thereto; or (ii) default in the performance of any other agreement, term or condition contained in any agreement under which any Indebtedness to Lender or any Affiliate of Lender, any Indebtedness to any Subordinated Creditor or any other Indebtedness in excess of $500,000 payable to any other Person is created if the effect of such default is to cause, or to permit the holder or holders of such Indebtedness (or any representative on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity (unless such default shall be expressly waived by the holder or holders of such Indebtedness or an authorized representative on their behalf) or any demand is made for payment of any Indebtedness to Lender any Affiliate of Lender or any other Person which is due on demand and such demand is not honored within the time period required;

(f) Bankruptcy, etc.  Borrower, any Subsidiary or Guarantor shall: (A)(i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its Indebtedness as it becomes due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any other action for the purpose of effecting any of the foregoing; and/or (B) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower, any Subsidiary or Guarantor or appointing a receiver, custodian, trustee, intervenor, or liquidator of Borrower, any Subsidiary or Guarantor, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

(g) Judgments.  A final judgment or order for the payment of money in excess of $500,000 which shall not be fully covered by insurance shall be rendered against Borrower, any Subsidiary or Guarantor, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of sixty (60) consecutive days and which judgment shall have a Material Adverse Effect in Lender’s reasonable opinion;

(h) Repudiation in General, etc.  This Agreement or any other Loan Document shall, at any time after their respective execution and delivery and for any reason whatsoever, cease to be in full force and effect or shall be declared to be null and void (other than by any action on behalf of Lender), or the validity or enforceability thereof shall be contested by Borrower, Guarantor or any Subordinated Creditor; or Borrower, Guarantor or any Subordinated Creditor shall improperly deny that they have any further liability or obligation under this Agreement or any of the Loan Documents to which such Person is a party;

(i) Assignments.  If Borrower or Guarantor attempt to assign their rights and obligations under this Agreement or any of the other Loan Documents applicable to it or any interest herein or therein;

(j) Material Adverse Effect.  There shall occur a material adverse change in the condition (financial or otherwise) of Borrower, any Subsidiary or Guarantor or any other event which, in the sole and reasonable discretion of Lender, is deemed likely to result in a Material Adverse Effect;

(k) Execution and Attachment.  A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of Borrower, any Subsidiary or Guarantor which shall have a Material Adverse Effect, or any judgment involving monetary damages shall be entered against Borrower, any Subsidiary or Guarantor which shall become a Lien on its properties or assets or any portion thereof or interest therein, which shall have a Material Adverse Effect, and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy;

(l) Seizure.  Seizure or foreclosure of any of the properties or assets of Borrower, any Subsidiary or Guarantor pursuant to process of law or by respect of legal self-help, and which shall have a Material Adverse Effect, unless said seizure or foreclosure is stayed or bonded in full within sixty (60) days after the occurrence of same;

(m) Change of Control.  A Change of Control shall occur; or

(n) Guarantor Event of Default.  An “Event of Default” shall occur under and as defined in the Guaranty.

Section 7.2 Remedies.

(a) General.  If an Event of Default shall have occurred and be continuing, then Lender may at any time thereafter: (i)  demand payment and declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable with interest, advances, out-of-pocket costs and Attorney Costs (including those for appellate proceedings), without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives anything contained herein or in any other Loan Document to the contrary notwithstanding; and/or (ii) exercise any right, privilege, or power set forth herein and in any Loan Document; and/or (iii) without notice of default or demand, pursue and enforce any of Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Legal Requirement or agreement.

(b) Certain Further Rights.  If an Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it in this Agreement (including, without limitation, the right of set-off) and in any other instrument or agreement securing, evidencing or relating to Borrower’s Obligations, all rights and remedies of under any applicable law..

(c) Lender; Cumulative Rights.  Upon the occurrence and continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower or Guarantor under any of the other Loan Documents executed and delivered by, or applicable to, any of them, as the case may be, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Loans shall be declared due and payable. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein, or by statutes or in the other Loan Documents.  It is the intention of the parties hereto that no right or remedy hereunder is exclusive of any other right or remedy or remedies, and that each and every such right or remedy shall be in addition to any other right or remedy given hereunder under the Loan Documents or now or hereafter existing at law or in equity or by statute.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, all rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies and all Obligations hereunder have been paid in full.

(d) Crediting of Monies Recovered.  Any amounts recovered from Borrower or any other Person after an Event of Default shall be applied by Lender toward the payment of any interest and/or principal of the Obligations and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) No Duty to Mitigate Damages.  Other than in respect of its own gross negligence or willful misconduct, Lender shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate any damages if any Event of Default shall occur and be continuing hereunder.

(f) No Additional Waiver Implied by One Waiver.  In the event any agreement, warranty, representation or covenant contained in this Agreement or any Loan Document applicable to it shall be breached by Borrower and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  The failure or delay of Lender to require performance by Borrower of any provision of this Agreement or any other Loan Document shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by Lender in accordance with the terms hereof.

(g) IMMEDIATE DEMAND FOR PAYMENT.  Notwithstanding anything to the contrary contained herein, in the event that any Event of Default under Section 7.1(f) shall have occurred, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Amendments.  Neither this Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by Lender, on the one hand, and Borrower on the other hand.

Section 8.2 Setoff.  In addition to any rights and remedies of Lender provided by law or equity, Lender and any assignee of Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, Lender or such assignee to or for the credit or the account of Borrower against any and all of the Obligations owing to Lender or such assignee, now or hereafter existing, irrespective of whether or not Lender or such assignee shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured.  Lender and any such assignee agrees promptly to notify Borrower after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 8.3 Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right.  The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Agreement, the Note or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.  Subject to the terms of the Loan Documents, Lender (pursuant to the terms hereof) and Borrower may from time to time enter into agreements amending or changing any provision of this Agreement or the rights of Lender or Borrower hereunder, or may grant waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder.

Section 8.4 Payment of Expenses.  Borrower agrees: (i) to pay or reimburse Lender for all reasonable costs and reasonable expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all Attorney Costs; and (ii) to pay or reimburse Lender for all costs and expenses (except for Attorney Costs incurred if Borrower shall prevail in a finally adjudicated litigation) incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including, without limitation, all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, and fees and taxes related thereto, and other out-of-pocket expenses incurred by Lender and the cost of independent public accountants and other outside experts retained by Lender, in each case at such times as are reasonable.  All amounts due under this Section 8.4 shall be payable within ten (10) Business Days after demand therefor.  The agreements in this Section shall survive the repayment of all Obligations.

Section 8.5 Indemnification by Borrower.  Whether or not the transactions contemplated hereby are consummated, Borrower agrees to indemnify, save and hold harmless Lender and its respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, Guarantor or any Affiliate of Borrower or Guarantor; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Loans, the use or contemplated use of the proceeds of the Loans, or the relationship of Borrower, Guarantor and Lender under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including, without limitation, Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence, bad faith or willful misconduct or for any loss asserted against it by another Indemnitee, or for any claim caused by Lender’s breach of its obligations under the Loan Documents (and in such event only if Borrower shall prevail in any such finally adjudicated litigation).  No Indemnitee shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts due under this Section 8.5 shall be payable within ten (10) Business Days after demand therefore.  The agreements in this Section shall survive the repayment of all Obligations.

Section 8.6 Notice.

(a) Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below, and if such day is not a Business Day, delivery shall be deemed to have been made on the next succeeding Business Day; (b) if by mail, on the day on which it is received by the receiving party after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone, on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

(i) If to Borrower, at:

Viggle Inc.
902 Broadway, 11th Floor
New York, New York 10010
Attention:  Mitchell J. Nelson
Telephone:  (646) 561-6386
Fax:  (646) 349-5988

If to Lender:

Deustche Bank Trust Company Americas
345 Park Avenue, 14th Floor
New York, New York 10154
Attention:  Corey Kozak
Telephone:   (212) 454-1084
Fax:  (646) 867-1802

with copies to (which will not constitute notice to Lender):

Deutsche Bank Trust Company Americas
60 Wall Street
41st Floor
New York, New York 10005
Attention:   Mariya Baron, Esq.
                     Vice President and Counsel
Telephone:    (212) 250-7022
Fax:   (646) 461-2383

and with a copy to (which will not constitute notice to Lender):

Loeb & Loeb LLP
345 Park Avenue – 19th Floor
New York, New York 10154
Attention:  Peter G. Seiden, Esq.
Telephone:  212-407-4070
Fax:  212-208-6829

(b) Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 8.6.  When determining the prior days’ notice required for any notice to be provided by Borrower, the day the notice is delivered to Lender shall not be counted, but the day of relevant action shall be counted.  All communications shall be in the English language.

Section 8.7 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

Section 8.8 Waiver of Trial by Jury; No Marshalling of Assets.  BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Furthermore, Borrower hereby waives any defense or claim based on marshalling of assets or election of remedies or guaranties.

Section 8.9 Submission To Jurisdiction; Waivers.  Borrower hereby submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which Borrower is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof.  Borrower consents that any such action or proceeding may be brought in such courts and Borrower waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

Section 8.10 Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.  If any provision of this Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

Section 8.11 Entirety.  The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

Section 8.12 Successors and Assigns.

(a) In General; Borrower Assignment, etc.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower not may assign or otherwise transfer any of Borrower’s rights or Obligations hereunder without the prior written consent of Lender and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except in accordance with the provisions of clause (b) of this Section 8.12.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignment; Participations.  Lender may assign without the consent of Borrower (except as provided in the last sentence hereof), to any of Lender’s Affiliates, or the Federal Reserve Bank of New York, or one or more banks or other entities, or all or a portion of its rights under this Agreement and the Loan Documents.  In the event of an assignment of all of its rights, Lender may transfer the Note to the assignee.  In the event of an assignment of a portion of its rights under the Note, Lender shall deliver to Borrower a new note(s) to the order of the assignee in an amount equal to the principal amount assigned to the assignee and a new note(s) to the order of Lender in an amount equal to the principal amount retained by Lender (collectively, the “New Notes”).  Such New Notes shall be in an aggregate principal amount equal to the principal amount of the Note, shall be dated the effective date of the assignment and otherwise shall be substantially identical to the Note.  Upon receipt of the New Notes from Lender, Borrower shall execute such New Notes and, at the reasonable expense of Lender, promptly deliver such New Notes to Lender.  Upon receipt of the executed New Notes from Borrower, Lender shall return the Note(s) to Borrower.  Lender and the assignee shall make all appropriate adjustments in payments under this Agreement and the Note for periods prior to such effective date directly between themselves.  In the event of an assignment of all or any portion of its rights hereunder, Lender may transfer and deliver all or any of the property then held by it as security for Borrower’s Obligations hereunder to the assignee and the assignee shall thereupon become vested with all the powers and rights herein given to Lender with respect thereto.  After any such assignment or transfer, Lender shall be forever relieved and fully discharged from any liability or responsibility in the matter with respect to the property transferred, and Lender shall retain all rights and powers hereby given with respect to property not so transferred.  Lender may, without the prior consent of Borrower, sell participations to any of Lender’s Affiliates or the Federal Reserve Bank of New York, or one or more banks or other entities, in or to all or a portion of its rights under the Note; provided, however, that in such case Lender shall remain the holder of this Agreement and the Note and accordingly Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights under this Agreement and the Loan Documents.  Lender may, in connection with any assignment or participation or proposed assignment or proposed participation, disclose to the assignee or participant or proposed assignee or proposed participant any Information relating to Borrower furnished to Lender by or on behalf of Borrower, provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or proposed participant shall agree to preserve the confidentiality of any Information related to Borrower received by it from Lender as provided in Section 8.18 hereof.

Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release Lender from any of its obligations under this Agreement or any other Loan Document or substitute any such pledgee or assignee for Lender as a party to this Agreement or any other Loan Document.

Section 8.13 Maximum Interest, No Usury.  Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

Section 8.14 Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

Section 8.15 Patriot Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

Section 8.16 Multiple Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 8.17 Confidentiality.  Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates’ respective partners, directors, officers, employees, representatives, advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (and, in respect thereof, Lender shall use its reasonable efforts to so notify Borrower of any such request within ten (10) days of receipt by Lender of such request, it being understood and agreed that the failure by Lender to so notify Borrower shall not constitute a breach by Lender hereunder); (c) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process (and, in respect thereof, Lender shall use its reasonable efforts to so notify Borrower of its receipt of a subpoena or other similar legal notice within ten (10) days of such receipt by Lender, it being understood and agreed that the failure by Lender to so notify Borrower shall not constitute a breach by Lender hereunder); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 8.18, to: (i) pursuant to Section 8.12(b) hereof, any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement; or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Contract or other credit derivative transaction relating to obligations of the Borrower; (g) with the consent of Borrower; or (h) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section 8.18 or (y) becomes available to Lender on a nonconfidential basis from a source other than Borrower.  For the purposes of this Section 8.17, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by such Person.  Any Person required to maintain the confidentiality of Information as provided in this Section 8.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 8.18 Construction; Conflict with Other Loan Documents.  Borrower acknowledges that it and its counsel have reviewed and revised the Agreement and the Loan Documents, and that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other Loan Document or any amendments or exhibits thereto. To the extent the terms of this Agreement conflict with the terms of any other Loan Document to which Borrower is a party, the terms hereof shall govern, provided that, nothing herein shall limit the terms of any other Loan Document to the extent such terms are more detailed than the terms hereof or otherwise add additional provisions which are not expressly set forth otherwise herein.

Section 8.19 Further Assurances.  Lender and Borrower shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement and the other Loan Documents or any other documents, agreements, certificates and instruments to which Borrower is a party or by which Borrower is bound in connection with this Agreement.

Section 8.20 Treatment of Certain Information.  Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower (in connection with this Agreement or otherwise) by Lender or by one or more Affiliates of Lender, and Borrower hereby authorizes Lender to share any information delivered to Lender by Borrower pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Affiliate of Lender.  Lender hereby agrees to provide notice to Borrower when it shares such information.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER: VIGGLE INC.

By:
Name :
Title :

LENDER: DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

NOTARY PAGE TO
TERM LOAN AGREEMENT

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the ___ day of March, 2013, before me, the undersigned, a notary public in and for said state, personally appeared ______________, the ___________ of Viggle Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

NOTARY PAGE TO
TERM LOAN AGREEMENT

SUBORDINATION AGREEMENT

FOR VALUE RECEIVED, and in order to induce DEUTSCHE BANK TRUST COMPANY AMERICAS (“Lender”) now and from time to time hereafter to extend financial accommodations to, or otherwise extend or continue to extend credit to or for the benefit of Viggle Inc., a corporation organized and existing under the laws of the State of Delaware (“Company”), each of the undersigned (each a “Creditor” and collectively, “Creditors”) does hereby subordinate payment of the indebtedness of Company to such Creditor evidenced by: (i) the notes, other instruments and/or documents set forth on Exhibit A hereto, and (ii) all other indebtedness of Company to such Creditor of every nature, howsoever evidenced, incurred or created, and whether now or hereafter owing (collectively, the “Subordinated Indebtedness”) to: (x) the obligations and liabilities of Company to Lender under that certain Loan Agreement dated as of the date hereof by and between Company and Lender, as the same may from time to time be or has been amended, restated, modified or supplemented, the “Loan Agreement”) and the other Loan Documents (as defined in the Loan Agreement), and (y) all other indebtedness of Company to Lender of every nature, howsoever evidenced, incurred or created, and whether now or hereafter owing ((x) and (y) collectively, the “Obligations”).

Each Creditor further subordinates to Lender any and all liens and security interests on the assets of Company heretofore and from time to time hereafter received by such Creditor to secure the payment of the Subordinated Indebtedness or as security for any other indebtedness of Company to such Creditor, howsoever evidenced, incurred or created, and whether now or hereafter owing (“Creditor’s Liens”), and in connection therewith agrees that: (i) any and all liens and security interests upon the assets of Company heretofore and from time to time hereafter received by Lender as security for the Obligations shall be superior to and take priority over Creditor’s Liens, regardless of the order of filing or perfection; (ii) Lender shall not owe any duty to any Creditor whatsoever as a result of or in connection with Creditor’s Liens, and, without limiting the foregoing, Lender shall not owe to any Creditor any duty of notice, marshalling of assets or protection of the rights or interests of any Creditor; and (iii) so long as this Agreement shall be in effect, no Creditor will take any action to foreclose or otherwise enforce any of Creditor’s Liens.  Lender shall have the exclusive right to manage, perform and enforce the underlying terms of the Loan Agreement and the other Loan Documents relating to the assets of Company and to exercise and enforce its rights according to its discretion.  Each Creditor waives all rights to affect the method or challenge the appropriateness of any action taken by Lender in connection with Lender’s enforcement of its rights under the Loan Agreement, the other Loan Documents and any and all other documents, instruments and agreements entered into in connection therewith.  As between each Creditor and Lender, only Lender shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of Company.  As between Lender and each Creditor, the terms of this Agreement shall govern even if all or part of Lender’s liens are avoided, disallowed, set aside or otherwise invalidated.

Upon any distribution of the assets or readjustment of the indebtedness of Company, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Indebtedness, or the application of the assets of Company to the payment or liquidation thereof, Lender shall be entitled to receive payment in full of any and all Obligations then owing to it by Company prior to the payment of all or any part of the Subordinated Indebtedness, and in order to enable Lender to enforce its rights hereunder in any such action or proceeding, Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for each Creditor to make and present for and on behalf of such Creditor such proofs of claims against Company on account of the Subordinated Indebtedness as Lender may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any Obligations owing to Lender by Company.

Each Creditor will execute and deliver to Lender from time to time such assignments or other instruments as may be required by Lender in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any part of the Subordinated Indebtedness.

Each Creditor hereby acknowledges that the Subordinated Indebtedness is and shall be expressly subordinated in right of payment to the Obligations and no Creditor will accept and Company shall not make any payment in respect of the Subordinated Indebtedness until such time as the Obligations have been indefeasibly paid in full.  No Creditor shall now or hereafter directly or indirectly (i) ask, demand, sue for, take or receive payment of all or any part of the Subordinated Indebtedness or any collateral therefor, and Company shall not be obligated to make any such payment, and the failure of Company so to do shall not constitute a default by Company in respect of the Subordinated Indebtedness, (ii) seize any property of Company or (iii) institute or join any petition for any insolvency, bankruptcy, receivership or similar proceeding against Company.  In the event any Creditor shall receive any payment in respect of the Subordinated Indebtedness when such Creditor is not permitted to receive such payment in accordance with the terms of this Agreement, then such Creditor shall forthwith deliver, or cause to be delivered, the same to Lender in precisely the form held by such Creditor (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Creditor as the property of Lender.

Without the prior written consent of Lender, no Creditor will at any time while this Agreement remains in effect (a) amend or modify any term or provision of any document, instrument or agreement evidencing the Subordinated Indebtedness if such amendment or modification violates or contradicts the terms of this Agreement, or (b) assign or transfer any right, claim or interest of any kind in or to any of the Subordinated Indebtedness or any collateral therefor unless, prior to the consummation of any such assignment or transfer, the assignee or transferee thereof shall execute and deliver to Lender an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Indebtedness to the Obligations as provided herein and for the continued effectiveness of all of the rights of Lender arising under this Agreement.

Lender may at any time, in its discretion, renew or extend the time of payment of all or any existing or future Obligations of Company to Lender or waive or release any collateral which may be held therefor at any time, and in connection therewith may make and enter into any such agreement or agreements as it may deem proper or desirable without notice to or the consent of any Creditor and without in any manner impairing or affecting this Agreement or any of Lender’s rights hereunder.

Each Creditor warrants to Lender that: (i) Creditors are the owners of the Subordinated Indebtedness; (ii) each Creditor has the full right, power and authority to make, execute and deliver this Agreement; (iii) no Creditor has heretofore assigned, pledged or granted a security interest or other lien, right or interest in the Subordinated Indebtedness or any instrument or document evidencing the Subordinated Indebtedness to any third party; (iv) this Agreement is valid and binding upon each Creditor and is and will be enforceable by Lender in accordance with its terms (except as limited by bankruptcy and other laws affecting the rights of creditors generally); and (v) Company is not now in default with respect to the Subordinated Indebtedness or any part thereof.  This Agreement shall be effective as of the date hereof and shall continue in effect until all of the Obligations have been indefeasibly paid in cash, performed and satisfied in full.

This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against Company under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof.  All references herein to Company shall be deemed to apply to Company as debtor-in-possession and to a trustee for Company.  If Company shall become subject to a proceeding under the Code, and if Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from Lender to Company under the Code, each Creditor agrees as follows:  (1)  adequate notice to such Creditor shall be deemed to have been provided for such consent or post-Petition financing if such Creditor receives notice thereof three (3) business days (or such shorter notice as is given to Lender) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by such Creditor to any such use of cash collateral or such post-Petition financing from Lender.

Subject to the prior payment in full in cash of the Obligations, to the extent that Lender has received any payment on the Obligations which, but for this Agreement, would have been applied to the Subordinated Indebtedness, each Creditor shall be subrogated to the then or thereafter rights of Lender including, without limitation, the right to receive any payment made on the Obligations until the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payment to Lender to which any Creditor would be entitled except for the provisions of this Agreement shall, as among the Company, its creditors (other than Lender) and such Creditor, be deemed to be a payment by Company to or on account of the Obligations, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of each Creditor on the one hand, and Lender on the other hand.

This Agreement shall be binding upon Creditors and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

THE PARTIES HERETO DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

Dated: March ___, 2013

CREDITORS:

SILLERMAN INVESTMENT COMPANY LLC

By:  _____________________________________________

Name:

Title:

Address:               902 Broadway, 11th Floor
                               New York, New York 10010
Attention:             Mitchell J. Nelson
Telephone No.:    (646) 561-6386
Facsimile No.:       (646) 349-5988

SILLERMAN INVESTMENT COMPANY II LLC

By:  _____________________________________________

Name:

Title:

Address:                902 Broadway, 11th Floor
 New York, New York 10010
Attention:               Mitchell J. Nelson
Telephone No.:     (646) 561-6386
Facsimile No.:        (646) 349-5988
________________________________________________
ROBERT F.X. SILLERMAN, in his individual capacity
and as collateral agent for Creditors

Address:                157 East 70th Street
                                New York, New York 10021
Telephone No.:     (212) 231-0091
Facsimile No.:        (646) 349-5988

ACKNOWLEDGED AND ACCEPTED:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: _____________________________________________

Name:

Title:

By: _____________________________________________

Name:

Title:
Address:                345 Park Avenue
                                 NYC 20-1414
                                 New York, NY 10154
Attention:              Private Wealth Management / Lending
Telephone No.:     (212) 454-0829
Facsimile No.:        (212) 454-3438

AGREEMENT NOT TO PAY SUBORDINATED INDEBTEDNESS

The undersigned hereby acknowledges receipt of a copy of the above and foregoing Agreement and agrees not to pay any of the Subordinated Indebtedness until such time as the Obligations have been indefeasibly paid in full.

VIGGLE INC.

By:  _____________________________________________

Name:

Title:

Exhibit A to Subordination Agreement

Documents Evidencing Subordinated Indebtedness

1.           Secured Convertible Note dated March 10, 2013 made by Company in favor of Sillerman Investment Company LLC in the original principal amount of $20,728,000, as amended, supplemented, renewed, extended, replaced or restated from time to time.

2.           Amended and Restated Line of Credit Grid Note dated as of March 10, 2013 made by Company in favor Sillerman Investment Company II LLC in the original principal amount of $25,000,000, as amended, supplemented, renewed, extended, replaced or restated from time to time.

3.           Security Agreement dated as of March 10, 2013 made by Company and its subsidiaries in favor of Robert F.X. Sillerman as collateral agent for Sillerman Investment Company LLC and the other holders of notes described therein, as amended, restated, supplemented or modified from time to time.

4.           Security Agreement dated as of March 10, 2013 made by Company and its subsidiaries in favor of Robert F.X. Sillerman as collateral agent for Sillerman Investment Company II LLC, as amended, restated, supplemented or modified from time to time.

EXHIBIT 2.1(b)
to
Term Loan Agreement, dated as of March 11, 2013,
by and between
Viggle Inc., as Borrower,
and
Deutsche Bank Trust Company Americas, as Lender

NOTICE OF ADVANCE REQUEST

Date: __________, 2013

Deustche Bank Trust Company Americas
345 Park Avenue, 14th Floor
New York, New York 10154

Attention:	Corey Kozak
Telephone:	(212) 454-1084
Fax:	(646) 867-1802

Re:	Term Loan Agreement dated as of March ___, 2013, by and between Viggle Inc. (“Borrower”), and Deustche Bank Trust Company Americas (“Lender”) (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Loan Agreement”).

Dear Sir or Madam:

This Notice of Advance is executed and delivered by Borrower to Lender pursuant to Section 2.1(b) of the Loan Agreement.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1.            Borrower is requesting a Loan in the principal amount of $_________________.

2.            Please complete the following:

(a)           The Business Day on which such Loan is to occur is __________, 2013.

(b)           The interest rate being selected in respect of such Loan shall initially bear interest at (check one (1) applicable box):

[  ]           LIBOR Rate plus the Applicable Margin
[  ]           Prime Rate plus the Applicable Margin

(c)           The payment instructions/wire instructions for the delivery of such Loan is as follows:

________________________
________________________
ABA No.:________________
Account No.:_____________

3.            In connection with the Loan requested herein, Borrower hereby represents, warrants, and certifies to Lender that all of the conditions precedent set forth in Section 6.2 of the Loan Agreement have been satisfied.

[Remainder of Page Intentionally Blank. Signature Page Follows.]

This Notice of Advance is executed as of the date set forth above by the undersigned and the undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER: VIGGLE INC.

By:
Name:
Title:

EXHIBIT 2.2(c)(i) and (ii)
to
Term Loan Agreement, dated as of March 11, 2013,
by and between
Viggle Inc., as Borrower,
and
Deutsche Bank Trust Company Americas, as Lender

NOTICE OF CONTINUATION/CONVERSION

Date: ________, 2013

Deustche Bank Trust Company Americas
345 Park Avenue, 14th Floor
New York, New York 10154

Attention:	Corey Kozak
Telephone:	(212) 454-1084
Fax:	(646) 867-1802

Re:	Term Loan Agreement dated as of March ___, 2013, by and between Viggle Inc. (the “Borrower”), and Deustche Bank Trust Company Americas (the “Lender”) (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Loan Agreement”)

Ladies and Gentlemen:

Unless otherwise defined in this Notice, capitalized terms have the meaning as defined in the Loan Agreement. Borrower hereby gives notice pursuant to Section [2.2(c)(i)] [2.2(c)(ii)] of the Loan Agreement that Borrower requests a [Continuation] [Conversion] of a Loan outstanding under the Loan Agreement, and in connection therewith sets forth below the terms on which such [Continuation] [Conversion] is requested to be made:

Date of [Continuation] [Conversion] (last day of the prior applicable Interest Period):

Principal Amount of [Continuation] [Conversion]:

Type of Loan converted (if applicable):

Type of Loan converted to (if applicable):

Interest Option (check one box only):
☐ Prime Rate Advance
☐ LIBOR Advance [and any LIBOR Advance, principal amount must equal or exceed $500,000.00]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

This request is executed on ______________, 2013.  Borrower hereby certifies each and every matter contained herein to be true and correct in all material respects.

BORROWER: VIGGLE INC.

By:
Name:
Title:

EXHIBIT 2.6
to
Term Loan Agreement, dated as of March 11, 2013,
by and between
Viggle Inc., as Borrower,
and
Deutsche Bank Trust Company Americas., as Lender

TERM NOTE

$10,000,000 March ___, 2013

1. FOR VALUE RECEIVED, VIGGLE INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Lender”), at 345 Park Avenue, 14th Floor, New York, New York 10154, or such other office as Lender designates, the principal sum of TEN MILLION DOLLARS ($10,000,000), or, if less, the unpaid principal amount of the Loan, together with accrued interest thereon, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2. The unpaid principal amount of this note (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, this “Note”) shall be payable in full on the MATURITY DATE.

3. The unpaid principal amount of this Note shall bear interest from the date of borrowing until the Maturity Date in accordance with Sections 2.5 and 8.13 of the Loan Agreement.  Interest on this Note shall be payable in accordance with Sections 2.5, 2.6 and 8.13 of the Loan Agreement.

4. All continuations of LIBOR Advances hereunder, and all payments made with respect thereto, may be recorded by Lender from time to time on grid(s) which may be attached hereto, or Lender may record such information by such other method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Borrower’s obligations hereunder.  The aggregate unpaid amount of the Loan set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note.

5. This Note has been executed and delivered pursuant to that certain Term Loan Agreement (the “Loan Agreement”), dated as of the date hereof, by and between Lender and Borrower, and is the “Note” referred to therein.  This Note evidences the Loan made under the Loan Agreement, and the holder of this Note shall be entitled to the benefits provided in the Loan Agreement.  Reference is hereby made to the Loan Agreement for a statement of: (a) the prepayment rights and obligations of Borrower; and (d) the rights of Lender to accelerate the payments hereunder upon the occurrence of an Event of Default or otherwise.

6. If this Note, or any installment or payment due hereunder, is not paid when due or if it is collected through a bankruptcy, probate or other court, Borrower agrees to pay all reasonable out of pocket costs of collection, including, but not limited to, Attorney Costs incurred by the holder hereof and costs of appeal, in each case, solely as provided in the Loan Agreement.  All past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Loan Agreement.

7. Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof.

8. This Note shall be governed by and construed in accordance with the laws of the State of New York.  Sections 8.8 and 8.9 of the Loan Agreement are incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has executed this instrument as of the date set forth above.

BORROWER: VIGGLE INC.

By:
Name:
Title:

STATE OF ____________	)
) SS.:
COUNTY OF ___________	)

On the ___ day of March, 2013, before me, the undersigned, a notary public in and for said state, personally appeared ______________, the ___________ of Viggle Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public